UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 10, 2019
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. □

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2019, Matrix Permian Investments, LP (“Matrix”), a wholly owned subsidiary of Royale Energy, Inc. (“Royale”), granted to Vanco Oil and Gas Corporation (“Vanco”) the right to purchase all of Matrix’s right, title and interest in certain non-operated oil and gas properties in west Texas. The purchase price is $1,981,968.90, subject to adjustment by agreement between Vanco and JVA Operating Company, the properties’ operator.  The purchase price is payable in cash upon closing. Matrix has placed an Assignment and Bill of Sale transferring the properties in escrow with JVA Operating Company for transfer upon delivery of the purchase price.

The properties being sold are comprised of non-operated working interests in 686 gross acres (473 net acres} in the Rowena Field, Runnels County, Texas; 1200 gross acres (292 net acres) in the Arledge Field, Nolan County, Texas and 3,040 gross acres (760 net acres) in the Yucca Butte Field, Pecos County, Texas.  A copy of the letter agreement between the parties is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1	Letter Agreement between JVA Operating Company and Matrix Permian Investments, LP (September 10, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: September 16, 2019	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer, Chief Financial Officer